Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT, dated as of July 12, 2011 (this “Amendment”) to the Credit Agreement, dated as of June 24, 2009 (as amended, restated, supplemented or modified, from time to time, the “Credit Agreement”), by and among COMTECH TELECOMMUNICATIONS CORP., a Delaware corporation (the “Company”), the Lenders party thereto and CITIBANK, N.A., a national banking association, as Administrative Agent for the Lenders.

WHEREAS, the Company has requested that the Required Lenders amend certain provisions of the Credit Agreement, and the Required Lenders have agreed to amend such provisions of the Credit Agreement, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.           Amendments.

                (a)           The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to provide as follows:

“Basket Amount” shall mean, $300,000,000 (excluding Transaction Costs), with respect to repurchases of Equity Securities.

“Fixed Charge Coverage Ratio” shall mean the ratio of (A) Consolidated EBITDA minus Consolidated Unfunded Capital Expenditures to (B)(i) all payments of principal on Consolidated Funded Debt except for any Indebtedness that is paid in connection with a Permitted Acquisition provided that such Indebtedness is paid prior to or simultaneously with such Permitted Acquisition plus (ii) cash interest paid on a Consolidated basis plus (iii) cash taxes paid on a Consolidated basis plus (iv) Excess Dividends plus (iv) Excess Equity Repurchases.  All of the foregoing categories shall be calculated (without duplication) over the four fiscal quarters ended on or most recently ended prior to the date of determination thereof except as expressly set forth above with respect to the determination of the amount in clause (iv) above.

(b)           The following definitions are hereby added to Section 1.01 of the Credit Agreement in their appropriate alphabetical order:

“Excess Equity Repurchases” shall mean all cash repurchases of Equity Securities (excluding Transaction Costs) in excess of the Basket Amount during the term of this Agreement.

“Transaction Costs” shall mean transaction costs and expenses incurred in connection with repurchases of Equity Securities in an aggregate amount not to exceed $500,000, during the term hereof.

(c)           Section 7.12(d) is hereby deleted in its entirety.

        (d)           The Section 7.13 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of the Company, any Guarantor or any of their respective Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of the Company, such Guarantor or such Subsidiary in any combination thereof; provided, however, that any Subsidiary of the Company or a Guarantor may make such distributions to its parent.  Notwithstanding the foregoing and subject to the next sentence, and so long as no Default or Event of Default has occurred and is then continuing or would occur as a result thereof, the Company shall be permitted to (i) pay cash dividends in the aggregate amount not to exceed the Annual Dividend Basket Amount, (ii) repurchase Equity Securities for cash in an aggregate amount not to exceed the Basket Amount (of which $100,000,000 (excluding Transactions Costs) has been expended as of July 6, 2011) and (iii) pay Excess Dividends and Excess Equity Repurchases in an aggregate amount not to exceed, in any fiscal year, fifty percent (50%) of the prior fiscal year's Consolidated Net Income.  For purposes of calculating compliance with the previous sentence, all dividends shall first be applied against the Annual Dividend Basket Amount described in clause (i) above and all repurchases of Equity Securities shall first be applied against the Basket Amount described in clause (ii) above, before such dividends and repurchases shall be applied to the basket described in clause (iii) above, provided further that, amounts which the Company could (x) distribute in any rolling four fiscal quarters pursuant to clause (i) or (y) distribute as dividends or expend for repurchases in any fiscal year pursuant to clause (iii), but does not distribute or expend may not be carried forward into subsequent fiscal years.  Prior to declaring any such dividend or making any repurchase of Equity Securities that would be an Excess Dividend or Excess Equity Repurchase as permitted in clause (iii) above, the Company shall deliver to the Administrative Agent a Certificate of the Chief Financial Officer of the Company demonstrating that, on a pro forma basis, the Company will be in compliance with the financial condition covenants of Section 7.12 hereof after giving effect to such Excess Dividend or Excess Equity Repurchase and showing the calculation and categorization of such Excess Dividends and Excess Equity Repurchases.”

2.	Conditions to Effectiveness.

           This Amendment shall become effective upon receipt by the Administrative Agent of (a) this Amendment duly executed by the Company, the Guarantors and the Required Lenders and (b) such other documents, instruments or agreements that the Administrative Agent shall reasonably require with respect thereto.

3.	Miscellaneous.

           Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

           Except as expressly amended and waived hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

    The amendments set forth above are limited specifically to the matters set forth above and for the specific instances and purposes given and do not constitute directly or by implication a waiver or amendment of any other provision of the Credit Agreement or a waiver of any Default or Event of Default, whether now existing or hereafter arising, which may occur or may have occurred.

           The Company hereby (i) represents and warrants that (a) after giving effect to this Amendment, the representations and warranties made by the Company and each of its Subsidiaries pursuant to the Credit Agreement and the other Loan Documents to which each is a party are true and correct in all material respects as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date, unless any such representation or warranty is as of a specific date, in which case, as of such date and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and (ii) confirms that the liens, heretofore granted, pledged and/or assigned to the Administrative Agent for the Lenders shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment.

           The Company hereby further represents and warrants that the execution, delivery and performance by the Company of this Amendment and the Credit Agreement (as amended by this Amendment), (a) have been duly authorized by all requisite corporate action, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to the Company, any applicable rule or regulation of any Governmental Authority, or the Certificate of Incorporation or By-laws of the Company, (ii) any order of any court or other Governmental Authority binding on the Company or (iii) any agreement or instrument binding on the Company.  Each of this Amendment and the Credit Agreement (as amended hereby), constitutes a legal, valid and binding obligation of the Company.

           This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment. This Amendment shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Administrative Agent.

           This Amendment shall constitute a Loan Document.

           This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the Company, the Administrative Agent and the Lenders have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

CITIBANK, N.A., as Administrative Agent and as a Lender

By:________________________
Name:   Stuart N. Berman
Title:     Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:________________________
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:________________________
Name:
Title:

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:________________________
Name:
Title:

NEW YORK COMMERCIAL BANK, as a Lender

By:________________________
Name:
Title:

COMTECH TELECOMMUNICATIONS
CORP.

By:_____________________________
Name:
Title:

Each of the undersigned, not as a party to the Credit Agreement but as a Guarantor under the Guaranty, dated June 24, 2009, hereby (a) accepts and agrees to the terms of the foregoing, (b) acknowledges and confirms that all terms and provisions contained in the Loan Documents to which it is a party are, and shall remain, in full force and effect in accordance with their respective terms, (c) reaffirms and ratifies all the representations and covenants contained in each Loan Document in all material respects to which it is a party; and (d) represents, warrants and confirms the non-existence of any offsets, defenses, or counterclaims to its obligations under any of the Loan Documents to which it is a party.

COMTECH ANTENNA SYSTEMS, INC.
COMTECH SYSTEMS, INC.
COMTECH EFDATA CORP.
COMTECH PST CORP.
COMTECH MOBILE DATACOM CORPORATION
COMTECH XICOM TECHNOLOGY, INC.
COMTECH TIERNAN VIDEO, INC.
COMTECH TOLT TECHNOLOGIES, INC.
COMTECH SYSTEMS INTERNATIONAL, INC.
COMTECH COMMUNICATIONS CORP.
ARMER COMMUNICATIONS ENGINEERING SERVICES, INC.
TIERNAN RADYNE COMSTREAM, INC.
COMTECH AEROASTRO, INC.

By:___________________________
Name:  Michael Porcelain
Title:    Authorized Signatory of each corporation